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                                                                    Exhibit 10.6
                                    SUBLEASE

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

B E T W E E N:

                  ALLIANCE FOR CONVERGING TECHNOLOGIES CORP.

                  (hereinafter called the "SUBLANDLORD")

                                                              OF THE FIRST PART

                  - and -

                  MEDIA SYNERGY INC.

                  (hereinafter called the "SUBTENANT")

                                                              OF THE SECOND PART


WHEREAS the Sublandlord has entered into a lease dated May 10, 1996 (the "HEAD LEASE"), with The Manufacturers Life Insurance Company, by its agent Enterprise Property Group Limited (the "HEAD LANDLORD") (a copy of which the Subtenant acknowledges having received) of the premises more particularly described in the Head Lease containing three thousand nine hundred seventeen (3,917) square feet of Rentable Area (as defined in the Head Lease) on the first floor and legally described in Schedule "A" attached hereto and known municipally as 260 King Street East, Suite B-100, Toronto, Ontario, M5A 4L5 (the "LEASED PREMISES");

AND WHEREAS the Sublandlord and the Subtenant have agreed to enter into a Sublease of all of the Leased Premises as crosshatched on the floor plan attached as Schedule "B" hereto (the "SUBLEASED PREMISES") for the term, at a rental and on such terms as are hereinafter set forth;

AND WHEREAS the Head Landlord has given its consent, in writing, to the Sublease in accordance with the terms and provisions of the Head Lease;

NOW THEREFORE IN CONSIDERATION of the rents, covenants and agreements herein contained the Sublandlord and Subtenant agree as follows:

TERM

1. The Sublandlord hereby subleases the Subleased Premises to the Subtenant; TO HAVE AND TO HOLD the Subleased Premises for a term of one
         (1) year, ten (10) months and twenty-four (24) days to commence the 6th day of September, 1999, or such other
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         mutually acceptable date agreed upon between the parties hereto acting reasonably, which in no event shall be later than October 15, 1999, and to expire the 30th day of July, 2001 (the "SUBTERM").

RENT

2. The Subtenant shall pay to the Sublandlord from and after the date of commencement of the Subterm as an annual base rent the sum of Thirty One Thousand Three Hundred Thirty-Five Dollars Ninety-Six Cents ($31,335.96) per annum, being Two Thousand Six Hundred Eleven Dollars Thirty-Three Cents ($2,611.33) per month based on Eight Dollars ($8.00) per square foot of Rentable Area (the "SUBLEASE BASE RENT") payable in advance on the first day of each and every month during the Subterm with the rent for any broken portion of a calendar month in which the Subterm of this Sublease shall commence or terminate shall be pro-rated.

         The Sublandlord acknowledges receipt of the sum of Fourteen Thousand One Hundred Sixty-Six Dollars Twenty Two Cents ($14,166.22) as a deposit to be held by the Sublandlord pending completion or other termination of this Sublease and to be held as a security deposit and to be applied against the Sublease Base Rent for the first rent due plus GST pursuant to the terms of this Sublease.

ADDITIONAL RENT

3. The Subtenant agrees to pay to the Sublandlord that proportionate share of all payments which the Sublandlord is required to pay to the Head Landlord under the Head Lease as Additional Rent (as this term is defined in the Head Lease) chargeable to, or attributable to the Subleased Premises. Additional Rent is presently estimated by the Head Landlord to amount to approximately Twelve Dollars, Twenty-Eight Cents ($12.28) per square foot per annum including utilities for the calendar year 1999.

SUBTENANT'S COVENANTS

4.       The Subtenant covenants with the Sublandlord:

         (a)      to pay Sublease Base Rent and Additional Rent;

         (b) to pay all business taxes in respect of the business carried on by the Subtenant in and upon or by reason of its occupancy of the Subleased Premises;

         (c) to keep the Subleased Premises clean and in good and tenantable condition;

         (d) to keep the Subleased Premises, reasonable wear and tear and damage by fire, lightning and tempest only excepted;
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         (e)      to observe and perform all covenants and obligations of the
                  Subtenant under this Sublease;

         (f) to use the Subleased Premises only for the purpose of carrying on the business of general offices and for no other purpose and not to do or omit to do any act or thing upon the Subleased Premises which would cause a breach of any of the Sublandlord's obligations under the Head Lease; and

         (g) to perform or cause to be performed with respect to the Subleased Premises all of the covenants of the Sublandlord as Head Tenant under the Head Lease, including the performance of the Sublandlord's obligations as to the use of the Leased Premises and the performance of tenants' repairs therein.

INSURANCE

5. The Subtenant shall take out and keep in force during the Subterm such insurance in respect of the Subleased Premises as shall comply with the obligations of the Sublandlord as Head Tenant under the Head Lease and shall be subject to the same obligations and same limitations of liability with respect to damage, loss or injury as are set out in the Head Lease.

COVENANTS OF THE SUBLANDLORD

6.       The Sublandlord covenants with the Subtenant:

         (a)      for quiet enjoyment;

         (b) to observe and perform all covenants and obligations of the Sublandlord under the Sublease; and

         (c) to pay all Base Rent (as defined in the Head Lease) and Additional Rent reserved under the Head Lease and to duly perform and observe all the obligations of the Sublandlord as Head Tenant under the Head Lease and to indemnify and hold the Subtenant harmless from and against any cost, loss or damage resulting from the Sublandlord's default under the Head Lease.

ABATEMENT AND TERMINATION

7.       In the event of damage to the Subleased Premises:

         (a) rent in respect of the Subleased Premises shall abate if and to the extent rent under the Head Lease abates under the terms of the Head Lease; and
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         (b)      this Sublease shall terminate if either the Head Landlord or the Head Tenant shall become entitled to terminate the Head Lease pursuant to the provisions of the Head Lease.

RIGHT TO SUBLEASE

8. Subject to the provisions of Article 17 of the Head Lease and any other relevant provisions contained in the Head Lease, the Sublandlord agrees that the Subtenant shall have the right to sub-sublet and/or assign all or part of the Subleased Premises at any time during the Subterm, subject to the approval of the Sublandlord and/or the Head Landlord which approvals shall not be unreasonably withheld.

LEASEHOLD IMPROVEMENTS

9. The Subtenant acknowledges that it is leasing the Subleased Premises on an "AS IS" basis. Subject to the provisions of Article 13, and in particular Section 13.02, of the Head Lease, all leasehold improvements shall be at the Subtenant's sole cost and expense and the Subtenant must first obtain the prior written approval of both the Sublandlord and the Head Landlord prior to the installation and/or construction of any leasehold improvement, such approval not to be unreasonably withheld. The Sublandlord acknowledges that the Subleased Premises, as viewed, shall be turned over to the Subtenant, with all existing improvements located therein in their existing state of repair.
PARKING

10. The Sublandlord agrees to sublease to the Subtenant for the Subterm the three (3) parking spaces at the rate, and pursuant to the provisions, contained in Section 10.02 of the Head Lease.

APPLICATION OF HEAD LEASE

11. Except as hereinbefore expressly provided, all terms, conditions, covenants and agreements contained in the Head Lease shall apply to and be binding upon the parties hereto, and their respective successors and permitted assigns, the appropriate changes of reference being deemed to have been made with the intent that such clauses shall govern the relationship in respect of such matters as between the Sublandlord and the Subtenant.

NOTICE

12. The provisions of the Head Lease shall govern the giving of notice hereunder. The address of the Sublandlord for the purpose of such notice shall be 360 Adelaide Street West, 4th Floor, Toronto, Ontario, M5V 2L2 and the address for the Subtenant for the purpose of such notice shall be the Subleased Premises.
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IN WITNESS WHEREOF the parties herein have affixed their corporate seals under the hands of their proper signing officers duly authorized in that behalf.


                                 ALLIANCE FOR CONVERGING TECHNOLOGIES CORP.


                                 Per:      /s/ David Agnew
                                     ---------------------------------------
                                 Name:    David Agnew
                                 Title:   Executive Director

                                 I have the authority to bind the corporation.


                                 MEDIA SYNERGY INC.


                                 Per:     /s/ Martha Miller
                                     ----------------------------------------
                                 Name:    Martha Miller
                                 Title:   Controller

                                 I have the authority to bind the corporation.
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                                  SCHEDULE "A"

                                LEGAL DESCRIPTION


Lots 1, 2, 3, 4, 5, 6 and Lane Registered Plan D-84;
Town Lot 8, South Side Adelaide Street
Town Lot 8, Parts of Town Lots 6 and 7,
North side of King Street, Town of York Plan;
all designated as Parts 9 and 10, Plan 63R-3338
City of Toronto
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                                  SCHEDULE "B"

                                   FLOOR PLAN